SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

Cash Portfolio
Government Portfolio
Municipal Portfolio

Sub-Item 77E

Registrant incorporates by reference Registrant's
Supplement to the Statements of Additional Information dated October 26, 2005 filed on October 26, 2005.
(Accession No. 0001193125-05-208546)